Exhibit 10.1

FLEETWOOD ENTERPRISES, INC.

2005 DEFERRED COMPENSATION PLAN

EFFECTIVE JANUARY 1, 2005

FLEETWOOD ENTERPRISES, INC.
2005 DEFERRED COMPENSATION PLAN

WHEREAS, Fleetwood Enterprises, Inc. (the “Company”) previously established the Fleetwood Enterprises, Inc. Deferred Compensation Plan, the Fleetwood Enterprises, Inc. Supplemental Benefit Plan and the Fleetwood Enterprises, Inc. Benefit Restoration Plan (the “Fleetwood Plans”) to provide deferred compensation benefits for a select group of management and highly compensated employees;

WHEREAS, the Company froze the Fleetwood Plans, each effective December 31, 2004;

WHEREAS, the Company desires to establish an unfunded plan to provide benefits to a select group of management or highly compensated employees within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended; with respect to amounts of compensation deferred on or after January 1, 2005; and

WHEREAS, the Plan is intended to meet the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, the Company hereby adopts the Fleetwood Enterprises, Inc. 2005 Deferred Compensation Plan, effective January 1, 2005, with respect to any amounts of compensation deferred on or after January 1, 2005, as follows:

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TABLE OF CONTENTS

FLEETWOOD ENTERPRISES, INC.
2005 DEFERRED COMPENSATION PLAN

1.	DEFINITIONS

	1.1	“Base Rate”

	1.2	“Board”

	1.3	“Change in Control”

	1.4	“Code”

	1.5	“Committee”

	1.6	“Company”

	1.7	“Company Discretionary Accruals”

	1.8	“Deferred Compensation”

	1.9	“Disabled”

	1.10	“ERISA”

	1.11	“Fleetwood”

	1.12	“Key Employee”

	1.13	“Participant”

	1.14	“Plan”

	1.15	“Plan Quarter”

	1.16	“Plan Year”

	1.17	“Regulation”

	1.18	“Restricted Contribution Accruals”

	1.19	“Retirement”

	1.20	“Retirement Age”

	1.21	“Retirement Plan”

	1.22	“Subsidiary”

	1.23	“Unforeseeable Emergency”

2.	PLAN ADMINISTRATION

	2.1	The Committee

	2.2	Powers of the Committee

	2.3	Organization and Operation of the Committee

	2.4	Reliance on Reports

	2.5	Records and Reports

	2.6	Payment of Expense

	2.7	Indemnification

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	2.8	Standard of Review

3.	ELIGIBILITY AND PARTICIPATION

	3.1	Eligibility

	3.2	Duration of Participation

4.	ACCRUALS

	4.1	Restricted Contribution Accruals

	4.2	Company Discretionary Accruals

	4.3	Interest

5.	Vesting

6.	BOOKKEEPING ACCOUNTS

7.	UNSECURED OBLIGATION

8.	PAYMENT

	8.1	Distributable Events

	8.2	Forms of Payment

	8.3	Forfeiture

	8.4	Death

9.	DISSOLUTION AND OTHER EVENTS

	9.1	Dissolution or Change in Control of Fleetwood

	9.2	Subsidiary Reorganization

10.	CLAIM TO DEFERRED COMPENSATION AND EMPLOYEE RIGHTS

11.	NONTRANSFERABILITY

12.	COURT ORDERS

13.	RELATIONSHIP TO OTHER BENEFITS

14.	EFFECT ON EMPLOYMENT AGREEMENTS

15.	REQUIRED APPROVALS

16.	AMENDMENT AND TERMINATION

17.	AMENDMENT OF RETIREMENT PLAN

18.	DE MINIMUS PAYMENTS

19.	INCOMPETENCY

20.	NOTICE

21.	GOVERNING LAW

22.	PRONOUNS

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FLEETWOOD ENTERPRISES, INC.
2005 DEFERRED COMPENSATION PLAN

(EFFECTIVE JANUARY 1, 2005)

1.                                      DEFINITIONS.

The following terms shall have the respective meanings set forth below:

1.1                                 “Base Rate”  means the rate of interest selected by the Committee in its sole and absolute discretion.  Notwithstanding the foregoing, upon and after a Change in Control, the “Base Rate” shall be the greater of the base or prime rate charged from time to time by the Bank of America, NT&SA or the rate in use immediately before the Change in Control.  The “Base Rate” shall be adjusted quarterly as of the last day of each Plan Quarter based on the base rate in effect on the last business day of such Plan Quarter.

1.2                                 “Board”  means the Board of Directors of Fleetwood.

1.3                                 “Change in Control”  means the first to occur of any of the following events:

 (a)  the acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding, for this purpose, Fleetwood or its subsidiaries, or any executive benefit plan of Fleetwood or its subsidiaries which acquires beneficial ownership of voting securities of Fleetwood), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either the then-outstanding shares of common stock or the combined voting power of Fleetwood’s then-outstanding voting securities entitled to vote generally in the election of directors; or

(b)  individuals who, as of the date hereof, constitute the Board (as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by Fleetwood’s stockholders, is or was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of Fleetwood) shall be, considered as though such person were a member of the Incumbent Board; or

(c)  approval by the stockholders of Fleetwood of a reorganization, merger or consolidation with any other person, entity or corporation, other than

(1)  a merger or consolidation which would result in the voting securities of Fleetwood outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than fifty percent (50%) of the combined voting power of the voting securities of Fleetwood or such other entity outstanding immediately after such merger or consolidation, or

(2) a merger or consolidation effected to implement a recapitalization of Fleetwood (or similar transaction) in which no person acquires twenty-five percent (25%) or more of the combined voting power of Fleetwood’s then outstanding voting securities; or

(d)  approval by the stockholders of Fleetwood of a plan of complete liquidation of Fleetwood or an agreement for the sale or other disposition by Fleetwood of all or substantially all of the Company’s assets.

1.4                                 “Code”  means the Internal Revenue Code of 1986, as it may be amended from time to time.

1.5                                 “Committee”  means a committee appointed by the President of Fleetwood.  The Committee shall consist of not less than two members.  A member of the Committee may also be a Participant under the Plan, but any Committee member who is such a member shall not participate in any rulings by the Committee which relate to his own distributions or elections or which are otherwise particularly applicable to his own participation.

1.6                                 “Company”  means Fleetwood and its Subsidiaries.

1.7                                 “Company Discretionary Accruals”  means amounts that are credited to a Participant’s account under Section 4.2.

1.8                                 “Deferred Compensation”  means the total amounts credited to a Participant’s account under the Plan as either a Company Discretionary Accrual or a Restricted Contribution Accrual.

1.9                                 “Disabled”  means the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.

1.10                           “ERISA”  means Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.11                           “Fleetwood”  means Fleetwood Enterprises, Inc., a Delaware corporation.

1.12                           “Key Employee”  means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having Compensation greater than $130,000 (as adjusted under

Code Section 416(i)(1)), a five-percent owner of the Employer, or a 1-percent owner of the Employer having Compensation of more than $150,000.  For this purpose, Compensation means compensation within the meaning of Code section 415(c)(3).  The determination of who is a Key Employee will be made in accordance with Code Section 409A and Section 416(i)(1) (without regard to paragraph (5) thereof) and the applicable regulations and other guidance of general applicability issued thereunder.

1.13                           “Participant”  means a person described in Section 3.

1.14                           “Plan”  means the Fleetwood Enterprises, Inc. 2005 Deferred Compensation Plan, as it may be amended from time to time.

1.15                           “Plan Quarter”  means the applicable quarters of the calendar year, ending respectively on March 31, June 30, September 30, and December 31.

1.16                           “Plan Year”  means the calendar year.

1.17                           “Regulation”  means the Internal Revenue Service regulation specified, as it may be changed from time to time.

1.18                           “Restricted Contribution Accruals”  means the Company contributions which would have been allocated to the account of the Participant in the Retirement Plan for the Plan Year but for the limitations imposed by Sections 415 and 417 of the Code.

1.19                           “Retirement”  means the voluntary or involuntary termination of the Participant’s employment for reasons other than death or disability, occurring at or after the time when the Participant has attained Retirement Age.

1.20                           “Retirement Age”  means age 65.

1.21                           “Retirement Plan”  means the Fleetwood 401(k) Plan as now in effect or hereafter amended.

1.22                           “Subsidiary”  means such corporations, fifty percent (50%) or more of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by Subsidiaries that have been designated in writing by the Committee to be Subsidiaries for this purpose.

1.23                           “Unforeseeable Emergency”  means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

2.                                      PLAN ADMINISTRATION.

2.1                                 The Committee

The Committee shall administer the Plan in accordance with its terms.

2.2                                 Powers of the Committee

The Committee shall have full power and authority to adopt and revise such rules and procedures as it shall deem necessary for the administration of the Plan.  The decision of the Committee with respect to any question arising under this Plan shall be final, conclusive and binding on all persons.

2.3                                 Organization and Operation of the Committee

The Committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting.  The Committee may authorize any one or more of its members to execute any document or documents on behalf of the Committee.  The Committee may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of this Plan.

2.4                                 Reliance on Reports

Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any opinion or report made by the independent public accountants of the Company and upon any other opinions, reports or information furnished in connection with the Plan by any accountant, counsel, or other specialist (including financial officers of the Company, whether or not such persons may be Participants under the Plan).  In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such opinion, report or information or for any action, including the furnishing of information, taken or failure to act, if in good faith.

2.5                                 Records and Reports

The Committee shall keep a record of all its proceedings and acts, and shall keep all such books of accounts, records, and other data as may be necessary for proper administration of the Plan.

2.6                                 Payment of Expense

Unless otherwise determined by the Board, the members of the Committee shall serve without compensation for services as such, but all expenses of the Committee shall be paid by the Company.  Such expenses shall include any expenses incident to the functioning of the Committee, including, but not limited to, fees of accountants, counsel, and other specialists, and other costs of administering the Plan.

2.7                                 Indemnification

Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by Fleetwood against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the approval of Fleetwood, or paid by him in satisfaction of judgment in any such action, suit, or proceeding against him, provided he shall give Fleetwood an opportunity, at its own expense, to handle and defend it on his own behalf.  The foregoing rights of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the certificate of incorporation or bylaws of Fleetwood, as a matter of law, or otherwise, or any power that Fleetwood may have to indemnify them or hold them harmless.

2.8                                 Standard of Review

The Committee has full and absolute discretion in the exercise of each and every aspect of the rights, power, authority and duties retained or granted it under the Plan, including without limitation, the authority to determine all facts, to interpret this Plan, to apply the terms of this Plan to the facts determined, to make decisions based upon those facts and to make any and all other decisions required of it by this Plan, such as the right to benefits, the correct amount and form of benefits, the determination of any appeal, the review and correction of the actions of any prior administrative committee, and the other rights, powers, authority and duties specified in this paragraph and elsewhere in this Plan.  Notwithstanding any provision of law, or any explicit or implicit provision of this document, any action taken, or finding, interpretation, ruling or decision made by the Committee in the exercise of any of its rights, powers, authority or duties under this Plan shall be final and conclusive as to all parties, including without limitation all Participants, former Participants and beneficiaries, regardless of whether the Committee or one or more of its members may have an actual or potential conflict of interest with respect to the subject matter of the action, finding, interpretation, ruling or decision.  No final action, finding, interpretation, ruling or decision of the Committee shall be subject to de novo review in any judicial proceeding.  No final action, finding, interpretation, ruling or decision of the Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.

3.                                      ELIGIBILITY AND PARTICIPATION.

3.1                                 Eligibility

The Committee shall designate these employees eligible to participate in this Plan.  Subject to the provisions of Section 14, once a person has been selected as a Participant under this Plan with respect to a Plan Year, such person shall remain a Participant for such Plan Year until such Participant’s participation is terminated pursuant to Section 3.2.

3.2                                 Duration of Participation

A Participant shall cease to be a Participant upon the earliest of such Participant’s (i) death, (ii) disability, (iii) Retirement, (iv) termination of employment or (v) receipt of the full amount of Deferred Compensation, if any, payable to such Participant under this Plan.  The transfer of a Participant during any Plan Year of his employment between Fleetwood and any

Subsidiary, or between Subsidiaries, shall not affect any election of such Participant made prior to the date of such transfer.

4.                                      ACCRUALS

4.1                                 Restricted Contribution Accruals.

The account of each Participant shall be credited with amounts equal to the Company allocation the Participant would have received in the Retirement Plan but for the limitations of Sections 415 and 401(a)(17) of the Code; plus the interest, if any, computed under Section 4.3.

4.2                                 Company Discretionary Accruals.

The Company, in its sole discretion, may at any time credit the account of any individual Participant with such amount as it shall determine.

4.3                                 Interest

Amounts credited under this Plan shall bear interest at a rate per annum equal to the lesser of

(a)                                  the Base Rate computed pursuant to Section 1.1, or

(b)                                 the maximum rate permitted under California law.

Interest shall be credited and compounded quarterly as of the end of each Plan Quarter.  Participants’ accounts shall be accurately and timely credited with interest earned hereunder.

5.                                      Vesting

A Participant shall have a 100 percent nonforfeitable interest in his Company Discretionary Accruals under the Plan at all times.  A Participant will also have a 100 percent nonforfeitable interest in any increase in the Company Discretionary Accruals as a result of the crediting of interest in accordance with Section 4.3.

A Participant’s vested percentage of the amounts credited to his Restricted Contribution Accruals Account under this Plan shall be the same as his vested percentage of amounts credited to his account under the Retirement Plan.

6.                                      BOOKKEEPING ACCOUNTS.

A separate and distinct unfunded, unsecured account shall be established and maintained by the Company on its books for the Participant.  Amounts accrued by the Company pursuant to this Plan shall be credited to such Participant’s account as the accruals occur.  Amounts accrued under this Plan shall bear interest computed in accordance with Section 4.3.  Interest shall be credited and compounded quarterly as of the end of each Plan Quarter.

7.                                      UNSECURED OBLIGATION.

Participants under this Plan shall not have any interest in any fund or specific assets of the Company by reason of this Plan.  No trust fund shall be created in connection with the Plan, and there shall be no funding of amounts which may become or are payable to any Participant; provided, that benefits under this Plan may be funded in whole or in part through the Fleetwood Enterprises Master Deferred Compensation Trust, a grantor trust described in Section 671 of the Code; provided further, that upon a Change in Control, the Company must immediately contribute an amount, if any, to such trust sufficient so that all benefits earned and credited hereunder through such Change shall be fully funded through such trust.  A Participant’s rights under such trust shall be governed solely by the instrument or instruments governing such trust.

8.                                      PAYMENT

8.1                                 Distributable Events

A distribution of the vested portion of the amount of Deferred Compensation credited to a Participant’s account under this Plan, may be made or may commence being made following the occurrence of any of the following events:

(a)                                  separation from service (as determined in accordance with the Regulations under Section 409A of the Code);

(b)                                 the date the Participant becomes Disabled;

(c)                                  the date of the Participant’s death;

(d)                                 to the extent provided by the Regulations under Section 409A of the Code, a Change in Control, or

(e)                                  the occurrence of an Unforeseeable Emergency.

In the case of any Key Employee, distributions may not be made before the date which is 6 months after the date of separation from service (or, if earlier, the date of death of the employee).

A distribution on account of an Unforeseeable Emergency is permitted only if, as determined under Regulations promulgated under Section 409A of the Code, the amounts distributed with respect to an emergency do not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

8.2                                 Forms of Payment

The vested portion of the amount of Deferred Compensation credited to a Participant’s account under this Plan, shall, subject to the provisions of Sections 8.1, 5 and 18, be paid in accordance with the written election of a Participant.

(a)                                  In such election, the Participant shall designate either one or a combination of the following payment options:

(i)                                     a lump sum upon employment termination with the Company, or in the first week of January of a designated year (1st, 2nd, 3rd, etc.) following termination;

(ii)                                  consecutive annual installments of not less than $10,000 each, such installments to commence in the first week of January of a designated year (1st, 2nd, 3rd, etc.) following employment termination with the Company and payable over a period not to exceed 20 years from the date of employment termination; or

(iii)                               a lump sum amount of less than the Participant’s entire benefit, in accordance with (i) above, followed by installment payments of the balance in accordance with (ii), above.

Notwithstanding the provisions of this Section 8.2(a), without the prior written consent of the Committee, the receipt of amounts deferred under the Plan may not be deferred to a date which is later than twenty (20) years following the end of the calendar year which includes the Participant’s Retirement Age or Retirement, whichever is later.

(b)                                 A Participant may modify any election at any time that is no later than 12 months before the date on which such amounts were scheduled to be paid or commence to be paid under the Participant’s or former Participant’s original election, and such election change will not be effective until 12 months after the date of the election change.  In addition, any such election change may not provide for a payment or commencement of payment that is earlier than 5 years after the date on which such payment would otherwise have been made.

(c)                                  If no separate election is made hereunder, payment to the Participant shall be made in a lump sum in January of the year following termination of employment with the Company.

8.3                                 Forfeiture

To the extent that a percentage of the Participant’s account or accounts in the Retirement Plan attributable to the Company contributions is forfeited because of termination of employment, an equal percentage of the Participant’s Restricted Contribution Accruals under this Plan shall be forfeited, subject to provisions of restoration which may be provided by the Retirement Plan.

8.4                                 Death

Upon the death of a Participant, all funds will be paid to the Participant’s designated beneficiary or beneficiaries in the form selected by the Participant unless the beneficiary and the Committee agree to payment in an immediate lump sum.

A Participant may designate a beneficiary or beneficiaries by means of a written election on a form authorized for such purpose by the Committee.  A Participant may change such election at any time on a form authorized for such purpose by the Committee.  If a Participant does not make an election in accordance with this Section and has previously designated a beneficiary or beneficiaries under the Participant’s Retirement Plan, then that designation shall be effective for purposes of this Plan.

9.                                      DISSOLUTION AND OTHER EVENTS.

9.1                                 Dissolution or Change in Control of Fleetwood.

(a)                                  To the extent permitted under Regulations promulgated under Section 409A of the Code, if Fleetwood is liquidated or dissolved, then with respect to any amounts which may then or thereafter become payable to a Participant or a Participant’s beneficiary or successors under Section 8 of this Plan, the Company shall pay such amount promptly in cash, without regard to any elections with respect to deferrals or installments which the Participant may have in effect.  Payment shall be made upon the earlier to occur of (i) a liquidation or dissolution with respect to the Company or (ii) a determination made by the Board in the exercise of its discretion that such liquidation or dissolution is imminent.

(b)                                 The occurrence of a Change in Control shall not affect the payment of amounts hereunder, and all benefits hereunder shall remain deferred and shall be paid in accordance with Participant elections as specified in Section 8 hereof.  A Participant shall, however, be indemnified and held harmless for any costs incurred, including without limitation attorneys’ fees, in the course of and in order to receive payments of amounts to which he or she becomes entitled after a Change in Control.

9.2                                 Subsidiary Reorganization

If the assets of one Subsidiary are transferred to another Subsidiary by merger,  consolidation, transfer of assets, transfer of capital stock or otherwise, the transferee Subsidiary shall assume amounts which may then or thereafter become payable by the transferor Subsidiary to a Participant or a Participant’s beneficiaries or successors under the provisions of this Plan.  For purposes of this Section, a Subsidiary may include Fleetwood.

10.                               CLAIM TO DEFERRED COMPENSATION AND EMPLOYEE RIGHTS.

No employee or other person shall have any claim or right to become a Participant under this Plan except as provided herein.  Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company.  Benefits shall be paid in accordance with the provisions of this instrument.  If and to the extent benefits are not automatically paid hereunder, the Participant, or a Beneficiary or any other person claiming through the Participant, shall make a written request for benefits under this Plan.

This written claim shall be mailed or delivered to the Committee.  Such claim shall be reviewed by the Committee or its delegate.

(a)                                  If the claim is denied, in whole or in part, the Committee or its delegate shall provide a written notice within ninety (90) days setting forth the specific reasons for denial, and any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary, and appropriate information and explanation of the steps to be taken if a review of the denial is desired.

(b)                                 If the claim is denied and a review by the full Committee is desired, the Participant (or Beneficiary) shall notify the Committee or its delegate in writing within sixty (60) days of the denial (a claim shall be deemed denied if the Committee does not take any action within the aforesaid ninety (90) day period).  In requesting a review, the Participant or his Beneficiary may request a review of the Plan document or other pertinent documents with regard to the Plan, may submit any written issues and comments, may request an extension of time for such written submission of issues and comments, and may request that a hearing be held, but the decision to hold a hearing shall be within the sole discretion of the Committee.

(c)                                  The decision on the review of the denied claim shall be rendered by the Committee within sixty (60) days after the receipt of the request for review (if no hearing is held) or within sixty (60) days after the hearing if one is held.  The decision shall be written and shall state the specific reasons for the decision, including reference to specific provisions of the Plan on which the decision is based.

11.                               NONTRANSFERABILITY.

Except as may be permitted by the Retirement Plan or in order to pay death benefits as provided hereunder, a person’s rights and interest under this Plan, including amounts payable, may not be assigned, pledged, transferred or otherwise hypothecated.

12.                               COURT ORDERS.

Notwithstanding any other provisions hereof, the Committee may respond as it deems appropriate in its sole and absolute discretion to any court ordered payment (including without limitation those pertaining to child support or alimony).  Appropriate responses may include, without limitation, affording the non-Participant spouse the same rights enjoyed by the Participant spouse to modify a previously elected or determined payment format, subject to the provisions hereof.

13.                               RELATIONSHIP TO OTHER BENEFITS.

No payment under the Plan shall be taken into account for determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company.

14.                               EFFECT ON EMPLOYMENT AGREEMENTS.

By consenting to the terms of this Plan each Participant agrees that his employment agreement with the Company, as in effect from time to time and whether executed prior to or after becoming a Participant under the Plan, shall be supplemented and amended to the extent necessary to be consistent with the Plan.  In the event of any conflict between the terms of a Participant’s employment agreement with the Company and the terms of this Plan, the terms of this Plan shall prevail.

15.                               REQUIRED APPROVALS.

All rights and obligations of Participants and the Company under this Plan are specifically contingent upon the obtaining of all necessary regulatory and other approvals and compliance with all applicable federal, state and local laws, ordinances, rules and regulations.  Specifically, without limiting the foregoing, each Participant by participating in this Plan and the Company by accommodating such participation agree that the sale of any securities which are the subject of this Plan has not been qualified with the Commissioner of Corporations of the State of California and the issuance of such securities and the payment or receipt of the consideration therefore prior to such qualification is unlawful.  The rights of all parties to this Plan (including all Participants and the Company or its Subsidiaries) are expressly conditioned upon such qualification being obtained.

16.                               AMENDMENT AND TERMINATION.

The Board may terminate this Plan or modify or amend this Plan in such respects as it shall deem advisable.  No termination or amendment of the Plan, however, shall reduce the amount of the benefit which a person who is a Participant at the time such termination or amendment occurs has already become entitled to.

No amendment of the Plan shall be construed to apply to any amounts deferred on or before December 31, 2004 under the Fleetwood Enterprises, Inc. Deferred Compensation (Amended and Restated Effective April 1, 1995), as amended thereafter, the Fleetwood Enterprises, Inc. Supplemental Benefit Plan (Amended and Restated Effective April 1, 1995), as amended thereafter or the Fleetwood Enterprises, Inc. Benefit Restoration Plan (Amended and Restated Effective April 1, 1995), as amended thereafter.

17.                               AMENDMENT OF RETIREMENT PLAN.

In the event that any provision of the Retirement Plan is amended, said amendment to the extent not in direct conflict with express provisions of this Plan shall be equally applicable to the payment of benefits under this Plan.

18.                               DE MINIMUS PAYMENTS.

Notwithstanding any other provision of this Plan or the Retirement Plan to the contrary, in the event that amounts become payable to a Participant or to his or her successor under the terms of this Plan and the present value of such amounts is less than $10,000.00, the Committee may, at its sole discretion, direct the present value of such amounts to be paid in a lump sum cash payment.

19.                               INCOMPETENCY.

Every person receiving or claiming a benefit under this Plan shall be conclusively presumed to be mentally competent until the date on which the Committee receives a written notice, in form and manner acceptable to the Committee, that such person is incompetent and that a guardian, conservator or other person legally vested with the care of his or her estate has been appointed; provided, however, that if the Committee shall determine in its sole discretion that any person to whom a benefit is payable under this Plan is unable to care for his or her affairs because of incompetency, any payments due (unless a prior claim therefore shall have been made by a duly appointed legal representative may be paid to the spouse, a child, a parent, a brother or sister of such person, or to any person or institution deemed by the Committee to have incurred expenses for such person otherwise entitled to payment.  In the event a guardian or conservator of the estate of any person receiving or claiming benefits under this Plan shall be appointed by a court of competent jurisdiction, payment shall be made to such guardian or conservator provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee.  Any payment made in accordance with this section shall be a complete discharge of any liability therefor under this Plan.

20.                               NOTICE.

All payment elections by a Participant and the designation of any beneficiary or beneficiaries shall be made on forms supplied or approved by the Committee. Any other notice or other communication required or permitted by this Plan to be given or accepted by a Participant, a Participant’s successors or beneficiaries, the Committee or the Company, must be in writing and may be given or may be served by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested or by delivering the same in person to such party.  All notices to a Participant or to his or her successors or beneficiaries shall be delivered to the last known address or addresses on file with the Company.  Notices to the Committee or to the Company and beneficiary designations shall be delivered to the following person and address:

Fleetwood Enterprises, Inc.

3125 Myers Street

Riverside, California  92523

Attention:  Treasurer

or to such other address and person as the Committee, through two duly elected officers, shall specify.

21.                               GOVERNING LAW.

This Plan shall be governed by and construed in accordance with the laws of the State of California except to the extent preempted by ERISA.

22.                               PRONOUNS.

The masculine pronoun shall include the feminine and the singular pronoun shall include the plural and vice versa, unless the context clearly indicates otherwise.

IN WITNESS WHEREOF, Boyd R. Plowman, Executive Vice President and Chief Financial Officer has caused this Agreement to be executed this 17th day of December 2004, to be effective the 1st day of January 2005.

FLEETWOOD ENTERPRISES, INC.

By	/s/ Boyd R. Plowman

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